UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2018, Tile Shop Holdings, Inc. (the “Company”), its operating subsidiary, The Tile Shop, LLC, and certain other subsidiaries of the Company entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Fifth Third Bank, Bank of America, N.A., and The Huntington National Bank. The Fourth Amendment amends the Credit Agreement, dated June 2, 2015, among the Company, Fifth Third Bank, Bank of America, N.A., and The Huntington National Bank and certain other parties thereto (the “Credit Agreement”) to amend the consolidated fixed charge coverage ratio from a minimum of 1.50:1.00 to a minimum of 1.35:1.00. The consolidated total rent adjusted leverage ratio was also amended to be a maximum 4.00:1.00.

Except as specifically amended by the Fourth Amendment, all of the terms and conditions set forth in the Credit Agreement remain unchanged and in full force and effect. The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated April 5, 2018, among The Tile Shop, LLC, Tile Shop Holdings, Inc., Fifth Third Bank, and the other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By: /s/ Kirk Geadelmann
Date: April 6, 2018	Name: Kirk Geadelmann
Title: Chief Financial Officer